Exhibit 99.1

Speedemissions, Inc. Announces Filing of Form 15

ATLANTA, GA. October 5, 2017 -- Speedemissions, Inc. (OTCPK: SPMI, the “Company”), a national brand offering its customers quick and efficient emissions testing and safety inspections and the developer of the Carbonga-SRI application, today announced that on October 4, 2017 the Company voluntarily filed a Form 15 with the United States Securities and Exchange Commission (the “Commission” or “SEC”) to voluntarily deregister its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

After detailed analysis and the thoughtful deliberation of the advantages and disadvantages of being an SEC reporting company, the Company’s Board of Directors voted to file the Form 15.  The Board reviewed a number of factors in making this decision, including the substantial accounting and legal costs related to the filing of periodic reports with the SEC, and the limited liquidity for the Company’s common stock.

As a result, in filing the Form 15 with the SEC, the Company will no longer be required to file certain reports under the Exchange Act.  This would include quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K.

The Company expects its common stock to continue trading on the OTCPK marketplace, however, there can be no assurance that any broker-dealer will make, or continue to make, a market in the Company’s common stock.

While Speedemissions has decided to suspend its reporting requirements, it will however, file a Form 8-K with Commission following the close of its current fiscal quarter to include certain financial information for the period ending September 30, 2017.

“We believe that by removing the expense burden that accompanies the SEC reporting requirements, it will allow us to redirect any available capital towards our goal of creating long-term value in the Company,” said Rich Parlontieri, President and CEO of Speedemissions, Inc.

ABOUT SPEEDEMISSIONS, INC.
Speedemissions, Inc., based in Atlanta, Georgia, is a national brand offering its customers quick and efficient emissions testing and safety inspections as required by law. The Company has locations in the Atlanta, GA and St. Louis, MO markets. For more information visit: www.speedemissions.com.

AUTO RECYCLING OF MONTGOMERY
On March 21, 2017, the Company announced the asset purchase of Auto Recycling of Montgomery. The Company intends to create an auto salvage business operation at the existing location in Montgomery, AL. It expects to fully operational in the third quarter of 2017. This will be a full-service salvage yard and offer OEM automobile parts to the general public, auto repair garages and body shops. In addition, Auto Recycling of Montgomery expects to build and develop an e-commerce channel for the selling of its recycled parts. For more information visit:
www.autorecyclingofmontgomery.com.

ABOUT CARBONGA-SRI
The Company owns and developed the CARbonga-SRI app for iPhone users. CARbonga-SRI is an app which allows any consumer to detect automotive car problems for own vehicle or when buying a used car.  CARbonga-SRI provides a quick and easy for consumers to stay on top of the safety of their vehicle. CARbonga-SRI contains vehicle information for Safety Recalls and/or Technical Service Bulletins (TSB’S) on nearly every make and model for the past 20 years. These reports are intended to keep the car owner informed about what’s really happening under the hood of their vehicle. For more information, visit: www.CARbonga.com.

FORWARD LOOKING STATEMENTS
Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for the Company’s products and services, its ability to increase  revenues in the near term to attain profitable operations and generate sufficient cash flow from operations, the effect of new competitors in its market, integration of acquired businesses, and other risk factors identified from time to time in its filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and current reports on Form 8-K which are available at the SEC’s website www.sec.gov. Other factors not currently anticipated may also materially and adversely affect the Company’s results of operations, financial position and cash flows. There can be no assurance that future results will meet expectation. While the Company believes that the forward-looking statements in this news release are reasonable, the reader should not place undue reliance on any forward-looking statement. In addition, these statements speak only as of the date made. The Company does not undertake, and expressly disclaims any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

For more information:
Speedemissions, Inc.
Investor Relations
Email: ir@speedemissions.com